EXHIBIT 23(c)

                          CONSENT OF SPECIAL COUNSEL

     This firm hereby consents to the reference to it in the Prospectus called for by Part I of this Registration Statement on Form S-8 relating to the Cal-Maine Foods, Inc. 1993 Stock Option Plan, as amended.


                                               FREEDMAN, LEVY, KROLL & SIMONDS


Washington, D.C.
January 20, 1997